WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                 April 12, 2000

PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia V5A 4V7
Canada

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about April 12, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 314,891 shares (the "Shares") of PMC common stock to be issued under Extreme Packet Devices Inc. ("EPD") 1999 Stock Option Plan ("EPD Plan") assumed by PMC pursuant to the Amended and Restated Acquisition Agreement dated April 6, 2000 between PMC, 600444 B.C. Ltd., EPD, and State Street Bank and Trust Company of California, N.A. (the "Acquisition Agreement"). As PMC's counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by PMC in connection with the issuance and sale of the Shares pursuant to the EPD Plan.

         It is our opinion that, when shares of PMC are issued and sold pursuant to options granted in the manner described in the EPD Plan and the agreements which accompany each option grant and pursuant to the Acquisition Agreement, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/Wilson Sonsini Goodrich & Rosati